Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-Q of Bank of Hawaii Corporation for the quarterly period ended March 31, 2008 (the “Periodic Report”):

•                  fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

•                  the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Bank of Hawaii Corporation for the dates and periods covered by the Periodic Report.

Date:  April 23, 2008

/s/ Allan R. Landon
Allan R. Landon
Chairman of the Board,
Chief Executive Officer and President

/s/ Daniel C. Stevens
Daniel C. Stevens
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Periodic Report or as a separate disclosure document.